UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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EpiCept Corporation

(Name of Registrant as Specified In Its Charter)

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Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road	Lippert/Heilshorn & Associates
Tarrytown, NY 10591	Kim Sutton Golodetz
Robert W. Cook	(212) 838-3777
(914) 606-3500	kgolodetz@lhai.com
rcook@epicept.com
or

Media:	Bruce Voss
Feinstein Kean Healthcare	(310) 691-7100
Greg Kelley	bvoss@lhai.com
(617) 577-8110
gregory.kelley@fkhealth.com
Notice of the Annual Meeting of Stockholders of EpiCept Corporation
TARRYTOWN, N.Y. (April 28, 2011) — With this notice, stockholders of EpiCept Corporation (Nasdaq and Nasdaq OMX Stockholm: EPCT) are invited to the Annual Meeting of Stockholders (the “Annual Meeting”) on June 14, 2011, at 10:00 a.m. Eastern time at the IBM Learning Center, 20 Old Post Road, Armonk, New York 10504.
EpiCept stockholders of record at the close of business on April 15, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting.
EpiCept has furnished proxy materials to its shareholders over the Internet, as permitted by rules adopted by the U.S. Securities and Exchange Commission. On or about May 5, 2011, EpiCept will mail its shareholders a notice containing instructions on how to access EpiCept’s 2010 Annual Report to Stockholders on Form 10-K and its Proxy, as well as how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you are an EpiCept stockholder of record and do not receive a notice, please contact Mr. Robert Cook at (914) 606-3500.
Items to be Discussed During the Annual Meeting:
Item One:
The first item to be discussed is the election of two directors as Class III directors to hold office until the 2014 Annual Meeting and until their respective successors are elected and qualified. The two nominees for election at the Annual Meeting are listed below with brief biographies. They are both currently EpiCept directors.

Robert G. Savage has been a member of the Company’s Board since December 2004 and serves as the Chairman of the Board. Mr. Savage has been a senior pharmaceutical executive for over twenty five years. He held the position of Worldwide Chairman of the Pharmaceuticals Group at Johnson & Johnson and was both a company officer and a member of the Executive Committee. He also served Johnson & Johnson in the capacity of a Company Group Chairman and President of Ortho-McNeil Pharmaceuticals. Most recently, Mr. Savage was President of the Worldwide Inflammation Group for Pharmacia Corporation and is presently President and CEO of Strategic Imagery LLC, a consulting company of which he is the principal. He has held multiple positions leading marketing, business development and strategic planning at Hoffmann-La Roche and Sterling Drug. Mr. Savage is a director of The Medicines Company, a specialty pharmaceutical company, and is a member of the compensation committee and the corporate governance and nominating committee. Mr. Savage received a B.S. in Biology from Upsala College and an M.B.A. from Rutgers University.
John V. Talley has been our President, Chief Executive Officer and a Director since October 2001. Mr. Talley has more than 30 years of experience in the pharmaceutical industry. Prior to joining us, Mr. Talley was the Chief Executive Officer of Consensus Pharmaceuticals, a biotechnology drug discovery start-up company that developed a proprietary peptide-based combinatorial library screening process. Prior to joining Consensus, Mr. Talley led Penwest Ltd.’s efforts in its spin-off of its subsidiary Penwest Pharmaceuticals Co. in 1998 and served as President and Chief Operating Officer of Penwest Pharmaceuticals. Mr. Talley started his career at Sterling Drug Inc., where he was responsible for all U.S. marketing activities for prescription drugs, helped launch various new pharmaceutical products and participated in the 1988 acquisition of Sterling Drug by Eastman Kodak Co. Mr. Talley received his B.S. in Chemistry from the University of Connecticut and completed coursework towards an M.B.A. in Marketing from New York University, Graduate School of Business.
The Board recommends that holders of EpiCept common stock vote for the election of Robert G. Savage and John V. Talley.
Item Two:
The second item to be discussed is the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2011. Deloitte & Touche LLP was EpiCept’s independent registered public accounting firm for the year ended December 31, 2010. The Board recommends that stockholders vote for the ratification of the selection of Deloitte & Touche LLP as EpiCept’s independent registered public accounting firm for the year ended December 31, 2011.
The Board recommends that stockholders vote for the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2011.
Item Three:
The third item to be discussed is to consider and vote upon a proposal granting EpiCept’s Board of Directors the authority to amend the Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at any time prior to June 14, 2012 at a ratio in the range of one for two (1:2) to one for four (1:4) if and as determined by the Company’s Board of Directors. EpiCept is pursuing this action so that if necessary the Board can effect a reverse stock split and, with the resulting increase in the bid price of the Company’s common stock, put the Company in a position to regain compliance with Nasdaq Capital Market Listing Rule 5550(a)(2) requiring a minimum bid price of $1.00 per share of common stock.
The Board of Directors of EpiCept Corporation recommends that stockholders vote in favor of the reverse stock split proposal set forth in the notice of annual meeting and proxy statement. The affirmative vote of a majority of the outstanding shares of common stock is required to approve the reverse stock split proposal. Not voting will be equivalent to casting a negative vote for the reverse stock split proposal.

Item Four:
The fourth item to be discussed is whether to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the reverse stock split proposal. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Annual Meeting.
The Board recommends that stockholders vote for adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the reverse stock split proposal.
Documents:
Stockholders may obtain copies of EpiCept’s 2010 Annual Report and Proxy Statement on its website at www.epicept.com.
These documents will also be available at the Annual Meeting.
About EpiCept Corporation
EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. The Company’s lead product is Ceplene®, approved in the European Union and several other countries for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia (AML) in first remission. In the United States, a pivotal trial is scheduled to commence in 2011. The Company has two other oncology drug candidates currently in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. The Company’s pain portfolio includes EpiCept™ NP-1, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies.

Forward-Looking Statements
This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that our securities may be delisted from The Nasdaq Capital Market; the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States, the risk that Ceplene® will not achieve significant commercial success, the risk that any required post-approval clinical study for Ceplene® will not be successful, the risk that we will not be able to maintain our final regulatory approval or marketing authorization for Ceplene®, the risk that future financing will not successfully close or that the proceeds thereof will be materially less than anticipated, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myrexis, the risk that the development of our other apoptosis product candidates will not be successful, the risk that clinical trials for EpiCept™ NP-1 or crolibulinTM will not be successful, the risk that EpiCept™ NP-1 or crolibulinTM will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for EpiCept™ NP-1 on attractive terms, a timely basis or at all, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

*	Azixa is a registered trademark of Myrexis, Inc.
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